Exhibit 10.15

CONFIDENTIAL

Our Ref	: WBG/06/4355
Date	: 1 November 2006

Atlantic Components Limited
B24-B27, 1/F., Block B,
Proficient Industrial Centre,
6 Wang Kwun Road,
Kowloon Bay, Kowloon.

Attention: Mr. Yang Chung Lun, Director

Dear Sirs,

Re:	Facility Letter

We, CITIC Ka Wah Bank Limited (the “Bank”), are pleased to offer you (the “Borrower”) the general banking facilities (the “Facilities”) on the following terms and conditions.

1.	Facilities

1.1	The Facilities are available by way of the following:

Extent of Facilities

	Item 1	Invoice Financing – Import Facility (“INFI”) up to the extent of HKD13,000,000.00.

Remarks:

		i.	Maximum tenor is up to 45 days from the date of drawdown.

		ii.	Approved list of suppliers and each of the individual limits are subject to the Bank’s prior approval on case by case basis.

	Item 2	Overdraft Facility up to the extent of HKD1,000,000.00. (Sub-limit of item 1)

	Item 3	Bridging Loan Facility of HKD6,000,000.00. Final Maturity Date: 30 days from the date of drawdown. (Sub-limit of Item 1)

Remark:

Full proceeds of this Loan should be used to settle the bills outstanding with Dah Sing Bank, Limited. The actual amount of this Loan may be adjusted at the Bank’s discretion up to the bills outstanding on the date of loan drawdown or HKD6,000,000.00, whichever is lower.

1.2

The Facilities will be subject to periodic review, as the Bank deems fit at its sole and absolute discretion. The Facilities shall expire and be repayable forthwith as and when the Bank has given the Borrower notice of termination. Nevertheless, the Bank reserves the right at its sole and absolute discretion to increase, reduce, cancel and/or demand repayment of the Facilities or any part or parts thereof at any time to be effective forthwith by notice to the Borrower.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT:‘KWHKHKHH’
Fax: (852) 3603 4000 Tel: (852) 3603 6633

CONFIDENTIAL

Our Ref	: WBG/06/4355
Borrower	: Atlantic Components Limited

2.	Interest

2.1	Interest will be charged on the Facilities, subject to fluctuation, at the following respective rates (the “Contract Rate”):

Contract Rate

	For Item 1	The Best Lending Rate as quoted by the Bank from time to time (“Prime Rate”) minus 0.5% per annum;

or

3% over and above 1-month Hong Kong Inter Bank Offered Rate (“HIBOR”) per annum as quoted by the Bank on the first day of each interest period, subject to market availability, whichever is higher.

	For Item 2	Prime Rate per annum;
or

3.5% over and above 1-month HIBOR per annum as quoted by the Bank from time to time, whichever is higher.

Accrued interest shall be payable monthly and bear interest thereon as principal advance.

	For Item 3	Prime Rate minus 0.5% per annum;
or

3% over and above 1-month HIBOR per annum as quoted by the Bank on the first day of each interest period, whichever is higher.

2.2

Interest will accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 365-day year for Hong Kong Dollar or 360-day year for United States Dollar or according to the market practice for calculation of other currencies.

3.	Charges and Commissions

3.1	Charges and commissions will be levied and payable as set out in the following table. Once paid, such charges and commissions shall not be refundable under any circumstances.

Charges and Commissions

	For Item 1	Handling fee for INFI charged at 1/8% flat shall be paid per each transaction. HKD Bills Commission is waived.

	For All Items	Arrangement Fee of HKD10,000.00 shall be payable by the Borrower to the Bank upon acceptance of this Facility Letter.

3.2

Notwithstanding anything herein contained, the Bank reserves the right to vary the amount of the charges and commissions set out in the aforesaid table from time to time at the Bank’s absolute discretion by giving prior written notice.

3.3	If applicable, the Borrower is also required to pay those charges set out in the Banking Charges Schedule published by the Bank from time to time.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT:‘KWHKHKHH’
Fax: (852) 3603 4000 Tel: (852) 3603 6633

CONFIDENTIAL

Our Ref	: WBG/06/4355
Borrower	: Atlantic Components Limited

4.	Repayment

4.1	Without prejudice to Clause 1.2, the Facilities together with accrued interest shall be repaid according to the following Repayment Schedule:

Repayment Schedule

	For Item 1	Each advance together with accrued interest shall be repaid on or before the date specified in the relevant application.

	For Item 2	The total outstanding amount shall be repaid in a lump sum upon demand.

	For Item 3	The Bridging Loan principal together with accrued interest shall be repaid in one lump sum on the Final Maturity Date.

5.	Default Interest

5.1	The Bank reserves the right to collect default interest on any sum (whether principal or interest) overdue and not paid under any of the Facilities at the following rates:

Default Interest Rate

	For Item 1	4% per annum over and above the Contract Rate.

	For Item 2	8.5% per annum over and above the Prime Rate.

	For Item 3	2% per annum over and above the Contract Rate.

5.2

Default interest shall be calculated on basis of the actual number of days elapsed and a 365-day year for Hong Kong Dollar or 360-day year for United States Dollar or according to the market practice for calculation of other currencies.

6.	Security

6.1	The Facilities are granted against the following securities (the “Securities”):

Securities

i.

First Legal Charge over the following property (the “Property”) to secure all monies general banking facilities granted or to be granted to the Borrower. Title(s) of the Property shall be approved by the Bank’s appointed solicitors at the Borrower’s own cost.

Property:

Workshop B10. 1/F., Block B, Proficient Industrial Centre, 6 Wang Kwun Road, Kowloon Bay, Kowloon. (Security Provider 1: Solution Semiconductor (China) Limited)

ii.	Fixed charge of the following deposit(s) (the “Deposit(s)”) placed with the Bank.

Deposit(s):

Charge on Cash Deposit(s) for an amount of not less than USD700,000,00 or equivalent value in other approved currencies at lending ratio as determined by the Bank.
(Security Provider 2: Yang Chung Lun)

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT:‘KWHKHKHH’
Fax: (852) 3603 4000 Tel: (852) 3603 6633

CONFIDENTIAL

Our Ref	: WBG/06/4355
Borrower	: Atlantic Components Limited

iii.

A Personal Guarantee from Yang Chung Lun (the “Personal Guarantor”) for repayment of principal amount up to the extent of all monies and accrued interest and default interest thereon and all other costs and expenses.

6.2	The Bank reserves the right to request for any additional securities as the Bank may deem fit at its sole and absolute discretion from time to time.

6.3

Nothing in this Facility Letter shall release, terminate or invalidate any security given or security document signed before the date of this Facility Letter. If there is any such security or security document the same shall continue to secure the Facilities granted or to be granted under this Facility Letter.

7.	Conditions Precedent

7.1	The Facilities will be available for drawing when the Bank has received the following documents in form and substance satisfactory to the Bank:

Documents

i.

The duplicate copy of this Facility Letter duly signed by the Borrower indicating its acceptance of the Facilities on terms and conditions set out herein and duly signed by the Personal Guarantor and Security Providers.

	ii.	Borrower’s Board Resolutions and Shareholders’ Resolution certified by any director(s) of the Borrower.

	iii.	General Commercial Agreement duly signed by the Borrower.

	iv.	Notice of Drawing duly signed by the Borrower.

	v.	Guarantee and Indemnity duly signed by the Personal Guarantor.

	vi.	Guarantor/ Security Provider (Individual) Acknowledgement duly signed by the Personal Guarantor and Security Provider 2.

	vii.	Charge on Cash Deposit(s) duly executed by the Security Provider 2 in favour of the Bank.

	viii.	Negative Disclosure Notice of Deposit Protection Scheme duly signed by the Security Provider 2.

	ix.	Legal Charge on the Property created in favour of the Bank duly executed by all relevant parties together with Board Resolutions and Shareholders’ Resolutions (if applicable).

	x.	Certified true copies of identity documents of all authorized signers of the Borrower, Personal Guarantor and Security Providers.

	xi.	Certified true copy of Memorandum and Articles of Association of the Borrower.

	xii.	Certified true copy of Business Registration Certificate of the Borrower.

	xiii.	Certified true copy of Certificate of Incorporation of the Borrower.

	xiv.	Any other documents as may reasonably be requested by the Bank from time to time.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT:‘KWHKHKHH’
Fax: (852) 3603 4000 Tel: (852) 3603 6633

CONFIDENTIAL

Our Ref	: WBG/06/4355
Borrower	: Atlantic Components Limited

8.	Additional Terms

8.1	In the event the Securities include Equitable Mortgage/Legal Charge of any real property (the “Property”), the following provisions shall apply:

Additional Terms for “Property”

	i.	The Property shall be appraised by the Bank’s appointed valuer. The valuation charges and all expenses thereto shall be borne by the Borrower.

ii.

The Property shall be insured against fire risks through the Bank’s appointed agent for an amount as determined by the Bank and that the insurance policy(ies) together with the premium receipt(s) shall be kept by the Bank with interest vested in CITIC Ka Wah Bank Limited. The Bank shall be entitled (but not obliged) to take out the insurance for the Borrower and the insurance premiums and all expenses thereto shall be borne by the Borrower and be debited to their accounts without prior reference to the Borrower.

iii.

If the Property has been insured against Master/Comprehensive Fire Insurance Policy (the “Policy”), the Bank reserves the right to reject the Policy at its own discretion. Once the Policy is accepted, the Borrower shall have the duty to inform the Bank if the Policy is terminated. Upon the Bank’s acceptance of the Policy, the Bank requires an annual charge in a sum of HKD300.00 to be payable upon execution of the Equitable Mortgage/Legal Charge and yearly thereafter.

9.	Undertakings

The Borrower undertakes to the Bank during the period while any sum is due or payable hereunder that, unless the Bank otherwise expressly agreed in writing:

9.1	The Borrower’s indebtedness to the Bank shall rank pari-passu with all its other present and future borrowings of similar nature.

9.2	The Borrower shall provide the Bank with its account receivable aging report on a semi-annual basis.

10.	Language

10.1	The Chinese version of the Facility Letter, if produced, is for reference only and if there is any conflict between the English and Chinese version, the English version shall prevail.

11.	Governing Law

11.1

The Facility Letter shall be governed by the laws of Hong Kong SAR. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong SAR as regards any claim or matter arising hereunder.

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT:‘KWHKHKHH’
Fax: (852) 3603 4000 Tel: (852) 3603 6633

CONFIDENTIAL

Our Ref	: WBG/06/4355
Borrower	: Atlantic Components Limited

Kindly sign and return to us the duplicate copy of this Facility Letter to indicate your acceptance of this credit facility arrangement by 22 November 2006 and if not accepted by that date, unless extended by us at our sole and absolute discretion, this offer will be deemed to have lapsed.

Should you have any queries on the completion of the required documents, please do feel free to contact our Mr. Billy Wong at 3603 2045. For queries on banking arrangements, please contact our Mr. Thomas Lam at 3603 6196 at anytime.

Yours faithfully,

For and on behalf of	For and on behalf of
CITIC Ka Wah Bank Limited	CITIC Ka Wah Bank Limited

Frankie Lam	Thomas Lam
Assistant Vice President	Vice President and Team Head
Credit Administration	Commercial Banking

FL/bw/sc

CITIC KA WAH BANK LIMITED	232 Des Voeus Road Central, Hong Kong Cable: ‘KWABANK’ Telex: 74636 KWBNK HX SWIFT:‘KWHKHKHH’
Fax: (852) 3603 4000 Tel: (852) 3603 6633